                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   October 18, 1996
                                                 --------------------


                        Hartford Life Insurance Company
    ----------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



     Connecticut                 2-89516                06-0974148
 ------------------         ----------------         ----------------

(State or other             (Commission File         (I.R.S. Employer
jurisdiction of                  Number)              Identification
incorporation)                                        No.)




            P.O. Box 2999, Hartford, Connecticut         06104-2999
    --------------------------------------------------------------------
           (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code (860) 843-8291
                                                   ---------------

                               None
                               ----
         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.

       On October 18, 1996, ITT Hartford Group, Inc., the parent company of Hartford Life Insurance Company, issued the press release set forth as Exhibit 99 hereto.

       Certain of the statements contained in the press release (other than statements of historical fact) are forward-looking statements. Forward-looking statements are made based upon management's expectations and belief concerning future developments and their potential effect upon ITT Hartford and Hartford Life Insurance Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on ITT Hartford and Hartford Life Insurance Company will be those anticipated by management. Actual results could differ materially from those expected by ITT Hartford and Hartford Life Insurance Company, depending on the outcome of certain factors, including (i) future social, economic, legal or legislative developments that may affect ITT Hartford's ultimate remaining liability for environmental and asbestos claims, and changes in methodologies for estimating that liability, (ii) significant changes in interest rates, (iii) changes in mortality, morbidity, investment, persistency and expense experience and (iv) increased competition, particularly price competition, reducing product margins on ITT Hartford's and Hartford Life Insurance Company's businesses.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit                                 Description
-------                                 -----------
99.                                     Press release issued October
                                        18, 1996.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            HARTFORD LIFE INSURANCE COMPANY


                                /s/ Gregory A. Boyko
  October 18, 1996          By: _______________________________
 ------------------
  (Date)                        Name: Gregory A. Boyko
                                Title: Vice President and Controller

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                                 EXHIBIT INDEX
                                 -------------



Exhibit          Description
---------        --------------------------------
99.              Press release issued October
                 18, 1996.


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